UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

LM FUNDING AMERICA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida		33606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On June 6, 2024, LM Funding America, Inc. (the “Company”), through its wholly owned subsidiary LMFA Financing, LLC (“LMFAF”), entered into a Loan Agreement (the “Loan Agreement”) with Tech Infrastructure JV I LLC, a Delaware limited liability company and joint venture affiliate of Arthur Group Inc. (“Tech Infrastructure”), pursuant to which LMFAF agreed to extend to Tech Infrastructure a non-revolving credit line of up to $2.5 million (the “Loan”) to fund the completion and build out of a 15 MW hosting facility in Calumet, Oklahoma (the “Hosting Facility”). Concurrent with entering into the Loan Agreement, US Digital Mining and Hosting Oklahoma, LLC, a subsidiary of the Company (“US Digital Mining”), entered into a hosting services agreement with Arthur Digital Assets, Inc. (“Arthur”) under which 3,000 of the Company’s Bitmain Antminer S19j Pro machines will be hosted at the Calumet Hosting Facility upon completion of the buildout.

The Loan Agreement provides that Tech Infrastructure has the right to draw down advances of the Loan to fund specifically identified expenditures relating to the build-out of the Hosting Facility. The Loan bears interest at a rate equal to 14% per annum, simple interest, through the date on which Arthur begins charging market pricing to US Digital Mining at the Hosting Facility (the “Change Date”), and 18% per annum, simple interest, thereafter. Interest will accrue through the Change Date and be paid monthly after the Change Date, and payment of principal will be amortized over a period of 24 months following the Change Date. All unpaid principal and accrued but unpaid interest will be due and payable on the date that is 24 months after the Change Date. The Loan is secured by all of the personal property assets of Tech Infrastructure and a pledge of Arthur Group Inc.’s equity interest in Tech Infrastructure.

The foregoing description is qualified by reference to the full text of the Loan Agreement, as well as the related Promissory Note, Security Agreement, and Pledge Agreement referenced in the Loan Agreement, all of which are attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Loan Agreement, dated June 6, 2024, between LMFA Financing, LLC and Tech Infrastructure JV I LLC.
10.2	Promissory Note, dated June 6, 2024, issued by Tech Infrastructure JV I LLC to LMFA Financing, LLC.
10.3	Security Agreement, dated June 6, 2024, between LMFA Financing, LLC and Tech Infrastructure JV I LLC.
10.4	Pledge Agreement, dated June 6, 2024, between LMFA Financing, LLC and Arthur Group Inc.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.

Date:	June 12, 2024	By:	/s/ Richard Russell
Richard Russell, Chief Financial Officer